SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: February 27, 2004


                           CHINA NET TV HOLDINGS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


Nevada                            000-26217                   98-0203170
------------------                ----------------           ------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

830-789 West Pender Street, Vancouver, B.C. Canada          V6C 1H2
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(Address of principal executive offices)                    (Postal Code)


Registrant's telephone number, including area code:   (604) 689-4407
                                                      --------------



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Item 1.     Changes in Control of Registrant

                None.


Item 2.     Acquisition or Disposition of Assets

                None.


Item 3.     Bankruptcy or Receivership

                None.


Item 4.     Changes in Registrant's Certifying Accountant

                None.


Item 5.     Other Events

        The Company has completed it purchase of control of Honglu Investment Holdings Inc. and the Board of Directors has authorized the release from escrow and the delivery of all the 97,700,000 common shares of China NetTV Holdings, Inc. These shares constitute the entire consideration the Company agreed to pay under the Acquisition Agreement dated July 4, 2003 in order to acquire 100% of the issued and outstanding shares of Honglu Investment Holdings, Inc. The 7% legal fees paid in shares were issued and delivered in July, 2003.

        On September 11, 2003, the Company entered into a Stock Option Agreement with Tony Garson, a consultant of the Company. Said Stock Option Agreement is attached as Exhibit 10.1.


Item 6.     Resignation and Appointment of Directors

                None.


Item 7.     Financial Statements & Exhibits

                Financial Statements:

                         None.

                Exhibits:

                         10.1  Stock Option Agreement

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Item 8.  Change in Fiscal Year.

        None.


Item 9.  Regulation FD Disclosure.

        None.


Item 10. Amendments to the Registrant's Code of Ethics, Waiver of a Provision of the Code of Ethics

        None.


Item 11.  Temporary Suspension of Trading Under Registrant's Employee Benefit
Plans

        None


Item 12.  Results of Operations and Financial Condition.

        None.

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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 27, 2004             CHINA NET TV HOLDINGS, INC.



                                    By: /s/ Maurice Tsakok
                                        ----------------------------------------
                                         Maurice Tsakok, Secretary